DENBURY RESOURCES INC.

                     Information Circular - Proxy Statement

                   Annual and Special Meeting of Shareholders
                      to be held on Wednesday, May 21, 1997

                     INTRODUCTION AND GENERAL PROXY MATTERS

THIS INFORMATION CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF DENBURY RESOURCES INC. ("Denbury" or the "Corporation") for use at the Annual and Special Meeting of the Shareholders of Denbury (the "Meeting") to be held on the 21st day of May, 1997 at the time and place and for the purposes set out in the accompanying Notice of Annual and Special Meeting, and any adjournments thereof. The approximate date on which this Information Circular - Proxy Statement and the enclosed Instrument of Proxy will first be sent to shareholders is April 10, 1997. The dollar disclosures contained herein are reported in U.S. dollars unless otherwise noted.

                                   RECORD DATE

         The Board of Directors of Denbury has fixed the record date for the Meeting at the close of business on Wednesday, April 9, 1997 (the "Record Date"). Only shareholders of Denbury of record as at the Record Date are entitled to receive notice of the Meeting unless such person transfers his shares after the Record Date and the transferee of those shares establishes that he owns the shares and demands, not later than the close of business on May 10, 1997, that the transferee's name be included in the list of shareholders entitled to vote.

                      APPOINTMENT AND REVOCATION OF PROXIES

An Instrument of Proxy accompanies the Notice of Annual and Special Meeting and this Information Circular. In order to be valid and acted upon at the Meeting, Instruments of Proxy must be received by the Secretary of Denbury c/o The R-M Trust Company, Corporate Trust Department, 600 Dome Tower, 333 - 7th Avenue S.W., Calgary, Alberta T2P 2Z1, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time set for the holding of the Meeting or any adjournment thereof.

         The instrument appointing a proxy shall be in writing and shall be executed by the shareholder or his attorney authorized in writing or, if the shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized.

         THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY ARE DIRECTORS AND/OR OFFICERS OF DENBURY. EACH SHAREHOLDER HAS THE RIGHT TO APPOINT A PROXYHOLDER OTHER THAN THE PERSONS DESIGNATED IN THE FORM OF PROXY, WHO NEED NOT BE A SHAREHOLDER, TO ATTEND AND TO ACT FOR HIM AND ON HIS BEHALF AT THE MEETING. TO EXERCISE SUCH RIGHT, THE NAME OF THE NOMINEES OF MANAGEMENT SHOULD BE CROSSED OUT AND THE NAME OF THE SHAREHOLDER'S APPOINTEE SHOULD BE LEGIBLY PRINTED IN THE BLANK SPACE PROVIDED.

         A shareholder who has submitted a proxy may revoke it any time prior to the exercise thereof. If a person who has given a proxy attends personally at the Meeting at which such proxy is to be voted, such person may revoke the proxy and vote in person. In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the shareholder or his attorney authorized in writing or, if the shareholder is a corporation, under it corporate seal or by an officer or attorney thereof duly authorized and deposited either at the registered office of Denbury at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used, or with the Chairman of the Meeting on the day of the Meeting, or any adjournment thereof, and upon either of such deposits, the proxy is revoked.

                         PERSONS MAKING THE SOLICITATION

         THIS SOLICITATION IS MADE ON BEHALF OF THE MANAGEMENT OF DENBURY. The costs incurred in the preparation and mailing of the Instrument of Proxy, Notice of Annual and Special Meeting and this Information Circular will be borne by Denbury. In addition to solicitation by mail, proxies may be solicited by personal interviews, telephone or other means of communication by directors, officers and employees of Denbury, who will not be specifically remunerated therefor. While no arrangements have been made by Denbury to date, it may contract for the distribution and solicitation of proxies for the Meeting, in which event the costs incurred with respect to such solicitation will be borne by Denbury.

                         EXERCISE OF DISCRETION BY PROXY

         The shares represented by proxy in favour of management nominees shall be voted on any ballot at the Meeting and, where the shareholder specifies a choice with respect to any matter to be acted upon, the shares shall be voted on any ballot in accordance with the specification so made.

         IN THE ABSENCE OF SUCH SPECIFICATION, THE COMMON SHARES WILL BE VOTED FOR THE ELECTION OF THE SIX DIRECTOR NOMINEES NAMED HEREIN AND IN FAVOUR OF THE OTHER MATTERS TO BE ACTED UPON. THE PERSONS APPOINTED UNDER THE INSTRUMENT OF PROXY FURNISHED BY DENBURY ARE CONFERRED WITH DISCRETIONARY AUTHORITY WITH RESPECT TO AMENDMENTS OR VARIATIONS OF THOSE MATTERS SPECIFIED IN THE INSTRUMENT OF PROXY AND NOTICE OF ANNUAL AND SPECIAL MEETING. AT THE TIME OF PRINTING THIS INFORMATION CIRCULAR, MANAGEMENT OF DENBURY KNOWS OF NO SUCH AMENDMENT, VARIATION OR OTHER MATTER.

                            OUTSTANDING VOTING SHARES

         As at March 15, 1997, 20,101,607 common shares of Denbury were issued and outstanding, each share carrying the right to one vote on a ballot at the Meeting. Abstentions will be included in vote totals and, as such, will have the same effect on each proposal as a negative vote. Broker non-votes, if any, will not be included in vote totals and, as such, will have no effect on any proposal. A quorum for the transaction of business at the Meeting is not less than two (2) persons present, holding or representing not less than 5% of the common shares entitled to be voted at the Meeting. All matters submitted to a vote at the Meeting require a majority of the votes, present or represented by proxy, for approval.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information, as of March 15, 1997, concerning beneficial ownership of the Common Shares by: (i) any shareholders known to the Corporation to beneficially own more than 5% of the issued and outstanding Common Shares, and (ii) all executive officers and directors individually and as a group. Except as otherwise indicated and except for those shares that are listed as being beneficially owned by more than one shareholder, each shareholder identified in the table has sole voting and investment power with respect to their shares.


                                                                            BENEFICIAL OWNERSHIP AS OF
                                                                                  MARCH 15, 1997
                                                                     -----------------------------------------
                      NAME AND ADDRESS OF
                        BENEFICIAL OWNER                                    SHARES                 PERCENT
---------------------------------------------------------------      ---------------------      --------------

Ronald G. Greene...............................................
     Suite 700, 407 - 2nd Street
     Calgary, Alberta T2P 2Y3                                              900,900 (1)             4.5% (1)
David Bonderman................................................
      201 Main Street, Suite 2420
      Ft. Worth, TX  76102                                               8,558,038 (2)            41.3% (2)
William S. Price, III..........................................
       600 California Street, Suite 1850
       San Francisco, CA   94108                                         8,411,038 (3)            40.6% (3)


                      NAME AND ADDRESS OF
                        BENEFICIAL OWNER                                    SHARES                 PERCENT
---------------------------------------------------------------      ---------------------      --------------
David M. Stanton...............................................                  - (4)                *
Wieland F. Wettstein...........................................            154,989 (5)                *
Gareth Roberts.................................................            515,675 (6)              2.6% (6)
Phil Rykhoek...................................................             19,253 (7)                *
Mark A. Worthey................................................             77,581 (7)                *
Matthew Deso...................................................             67,381 (7)                *
All of the executive officers and directors as a group (9
persons).......................................................         10,298,817 (8)             49.2% (8)
TPG Advisors, Inc..............................................          8,408,038 (3)             40.6% (3)
      201 Main Street, Suite 2420
      Ft. Worth, TX  76102

*     Less than 1%.

(1) Includes 30,150 Common Shares held by Mr. Greene's spouse in her retirement plan, 900 shares held in trust for Mr. Greene's minor children and 520,833 Common Shares held by Tortuga Investment Corp., which is solely owned by Mr. Greene.

(2) Includes 150,000 Common Shares in a family partnership 100% controlled by Mr. Bonderman. In addition, Mr. Bonderman is a director, executive officer and shareholder of TPG Advisors, Inc., which is the general partner of TPG GenPar, L.P., which in turn is the general partner of both TPG Partners, L.P., and TPG Parallel I, L.P., which are the direct beneficial owners of the remaining securities, including 625,000 Common Share purchase warrants which, for the purposes of this disclosure, are assumed to be exercised.

(3) Includes 1,000 Common Shares held by Mr. Price and 2,000 Common Shares held by Mr. Price's spouse. In addition, Mr. Price is a director, executive officer and shareholder of TPG Advisors, Inc., which is the general partner of TPG GenPar, L.P., which in turn is the general partner of both TPG Partners, L.P., and TPG Parallel I, L.P., which are the direct beneficial owners of the remaining securities, including 625,000 Common Share purchase warrants which, for the purposes of this disclosure, are assumed to be exercised.

(4) Although Mr. Stanton is not considered to be a "beneficial owner" as that term is defined by the Securities and Exchange Commission, Mr. Stanton is a managing director of TPG Partners, L.P.

(5) After giving effect to the pro forma exercise of the 18,000 Common Shares which Mr. Wettstein has the right to acquire pursuant to vested stock options. Also includes 110,489 Common Shares held by S.P. Hunt Holdings Ltd., which is solely owned by a trust of which Mr. Wettstein is a trustee, and 19,600 Common Shares owned by his spouse.

(6) After giving effect to the pro forma exercise of the 27,750 Common Shares which Mr. Roberts has the right to acquire pursuant to vested stock options. Also includes 138,330 Common Shares held by Ashley Petroleum, Inc., which is solely owned by Mr. Roberts, and 1,724 Common Shares held by his wife.

(7) After giving effect to the pro forma exercise, as applicable, of the 18,125, 73,250 and 62,500 Common Shares which Mr. Rykhoek, Mr. Worthey and Mr. Deso, respectively, have the right to acquire pursuant to stock options which are currently vested or which vest within 60 days from March 15, 1997.

(8) After giving effect to the pro forma exercise of the 625,000 Common Share purchase warrants and the pro forma exercise of the 199,625 Common Shares which the officers and directors as a group have the right to acquire pursuant to stock options which are currently vested or which vest within 60 days from March 15, 1997. Ownership does include the shares held by affiliates of TPG, although Mr. Price and Mr. Bonderman, who are directors of the Corporation, are not the owners of record of these securities. Mr. Price and Mr. Bonderman are directors, executive officers and shareholders of TPG Advisors, Inc., which is the general partner of TPG GenPar, L.P., which in turn is the general partner of both TPG Partners, L.P. and TPG Parallel I, L.P., which are the direct beneficial owners of these securities.

      The Corporation is neither directly or indirectly owned or controlled by another corporation or foreign government.

                               EXECUTIVE OFFICERS

      The names of the officers of the Corporation and the offices held by them with the Corporation and the period during which such office has been held by them are set forth below. Each executive officer holds office until his death, resignation or removal or until his successor is duly elected and qualified.


NAME                   AGE             POSITION
Gareth Roberts         44              President and Chief Executive Officer
Phil Rykhoek           40              Chief Financial Officer and Secretary
Mark Worthey           39              Vice President, Operations
Matthew Deso           43              Vice President, Exploration

Set forth below is a description of the business experience of each of the executive officers.

     Gareth Roberts - President, Chief Executive Officer and Director, is the founder and President of Denbury Management, Inc. which was founded in April 1990. Mr. Roberts has more than 20 years of experience in the exploration and development of oil and natural gas properties with Texaco, Inc., Murphy Oil
Corporation and Coho Resources, Inc. His expertise is particularly focused in the Gulf Coast Region where he specializes in the acquisition and development of old fields with low productivity. Mr. Roberts holds honors and masters degrees in Geology and Geophysics from St. Edmund Hall, Oxford University.

Phil Rykhoek - Chief Financial Officer, a Certified Public Accountant, joined the Corporation and was appointed to the position of Chief Financial Officer and Secretary in June 1995. Prior to joining the Corporation, Mr. Rykhoek was Executive Vice President and co-founder of Petroleum Financial, Inc., a company formed in May 1991 to provide oil and natural gas accounting services on a contract basis to other entities. From 1982 to 1991 (except for 1986), Mr. Rykhoek was employed by Amerac Energy Corporation (formerly Wolverine
Exploration  Company),  most  recently as Vice  President  and Chief  Accounting
Officer. He retained his officer status during his tenure at Petroleum Financial, Inc.

     Matthew Deso - Vice President, Exploration, has been with Denbury Management, Inc. since October 1990, first as a consultant then, when he moved to Dallas in January 1994, as Vice President of Exploration. Mr. Deso has twenty years of petroleum geology experience, and received a Bachelor of Science in Geosciences from the University of Texas in 1976. Mr. Deso also worked for Enserch Exploration (three years), Terra Resources (three years) and TXO Production Corp. (eight years) in positions of varying responsibility.

     Mark A. Worthey - Vice President, Operations, is a geologist and is responsible for all aspects of operations in the field. He joined Denbury Management, Inc. in September 1992. Previously he was with Coho Resources, Inc. as an exploitation manager, beginning his employment there in 1985. Mr. Worthey graduated from Mississippi State University with a Bachelor of Science degree in petroleum geology in 1984.

                       STATEMENT OF EXECUTIVE COMPENSATION

      For the purpose of reporting executive remuneration paid in 1996, there were four individuals employed as executive officers of the Corporation during the year. The aggregate cash compensation paid to these executive officers by the Corporation and its subsidiaries for services rendered during fiscal 1996 was $614,744.

SUMMARY COMPENSATION TABLE

      The following table sets out a summary of executive compensation for the President and Chief Executive Officer of the Corporation and the Corporation's next three most highly compensated executive officers for each of the Corporation's last three completed financial years (collectively the "Named Executive Officers").



                                                         ANNUAL COMPENSATION (1)           Long Term Compensation
                                                 ---------------------------------------  -------------------------
                                                                             Other           Common Shares Under
        Name and Principal Position        Year      Salary      Bonuses  Compensation (2)   Option/SARs Granted
        ---------------------------        ----     --------     -------  ------------       -------------------


Gareth Roberts                             1996     $172,917     $25,865     $12,401                25,000
        President and Chief Executive      1995      150,000       2,885         525                   Nil
        Officer                            1994      150,000         Nil         Nil                   Nil

Phil Rykhoek                               1996     $122,917     $12,404      $5,976                31,250
        Chief Financial Officer and        1995       55,682       1,923         Nil                50,000
        Secretary(3)                       1994          Nil         Nil         Nil                   Nil

Mark Worthey                               1996     $122,917     $17,404      $8,438                12,500
        Vice President, Operations         1995      100,000       1,923         Nil                   Nil
        Denbury Management, Inc.           1994       89,000       4,000         Nil                 5,000

Matthew Deso                               1996     $122,917     $17,404      $8,438                12,500
        Vice President, Exploration        1995      100,000       1,923         Nil                 5,000
        Denbury Management, Inc.           1994       89,000       4,000         Nil                12,500

(1) The aggregate amount of all other annual compensation as defined by applicable securities regulations was not greater than the lesser of $10,000 and 10% of the total annual salary and bonus of each Named Executive Officer for each financial year.

(2) Includes stock purchase plan contributions by the Corporation and car allowances.

(3) Mr. Rykhoek joined Denbury on June 12, 1995 and was appointed Chief Financial Officer and Secretary on June 30, 1995.

Stock Options

        The Corporation has an employee stock option plan (the "Plan") pursuant to which stock options may be granted to full and part-time employees, officers and directors of the Corporation and its subsidiaries, from time to time, as the board of directors of the Corporation may determine. The Plan allows the granting of either non-qualified or incentive stock options. Under the terms of the Plan, the number of Common Shares reserved for future issuance may not exceed 2,000,000 Common Shares, subject to shareholder ratification by Ordinary Resolution at this meeting. See "Business to Be Conducted at The Meeting - Amendment to Stock Option Plan". The term of options granted under the Plan are determined by the board of directors provided that no option may be granted for a period exceeding 10 years from the date of the grant, or such lesser period of time as permitted, from time to time, by the applicable rules of The Toronto Stock Exchange (the "TSE"). The purchase price of any shares subject to option under the Plan is fixed by the board of directors but may not be less than the lowest purchase price permitted under the rules of TSE or NASDAQ. All option agreements granted under the Plan must be in accordance with the policies and procedures of the TSE and NASDAQ.

        As of December 31, 1996, options granted pursuant to the Plan were incentive stock options representing rights to acquire an aggregate 634,250 Common Shares held by four officers and thirty-four employees and non-qualified stock options representing rights to acquire an aggregate 418,750 Common Shares held by one director, one officer/director, three officers, fourteen employees and one other individual. These options are exercisable at prices ranging from $3.65 to $14.87, with a weighted average price of $7.63. Of the total outstanding, 532,375 options were exercisable as of December 31, 1996. The Corporation granted 525,500 options during 1996.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table represents the options granted to the Named Executive Officers during 1996 and the value of such options as of the date of grant:


                                                    INDIVIDUAL GRANTS
                                        ----------------------------------------
                                                  % OF
                                             TOTAL OPTIONS        EXERCISE
                            UNDERLYING         GRANTED TO         OR BASE
                              OPTIONS         EMPLOYEES IN         PRICE          EXPIRATION             GRANT DATE
NAME                         GRANTED #        FISCAL YEAR          ($/SH)          DATE (1)         PRESENT VALUE $ (2)
----                        ----------        -----------          ------         ---------         -------------------
Gareth Roberts              25,000 (3)             5%              $7.00            2/22/06                 56,500

Phil Rykhoek                12,500 (3)             2%              $7.00            2/22/06                 28,250
                            18,750 (4)             4%              $7.48            3/29/06                 46,125
Mark Worthey                12,500 (3)             2%              $7.00            2/22/06                 28,250

Matthew Deso                12,500 (3)             2%              $7.00            2/22/06                 28,250


(1)     All of the granted options have a ten year term.

(2) Calculated in accordance with the Black-Scholes option pricing model, using the following assumptions; expected volatility computed using, as of the date of grant, the prior three year monthly average of the Common Shares as listed on the TSE, which was 39%; expected dividend yield - 0%; expected option term - 3 years; and risk-free rate of return as of the date of grant which ranged from 5.3% to 5.7%, based on the yield of five year U.S. treasury securities.

(3) The options vest in their entirety three (3) years from the date of grant with no vesting prior thereto.

(4) The options vest in installments of 25% six months from the date of grant, 25% one year from the date of grant, 25% two years from the date of grant, and 25% three years from the date of grant.

OPTION EXERCISES AND HOLDINGS

        The following table sets forth information with respect to the Named Executive Officers concerning options exercised during 1996 and unexercised options held as of December 31, 1996.


                                     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                            AND FISCAL YEAR-END OPTION VALUES
                                                                                            VALUE OF UNEXERCISED IN-THE
                      SHARES            VALUE             NUMBER OF UNEXERCISED                        MONEY
                    ACQUIRED ON       REALIZED                  OPTIONS AT                       OPTIONS AT FISCAL
                   EXERCISE (#)        ($) (1)               FISCAL YEAR-END #                     YEAR-END ($)(2)
                   -------------     -----------     --------------------------------     --------------------------------
                                                     EXERCISABLE       UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
                                                     -----------       -------------      -----------      -------------
Gareth Roberts           -                -            27,750              25,000         $    255,994     $    190,624
Phil Rykhoek             28,750     $    66,847        13,438              39,062              109,386          304,351
Mark Worthey             -                -            73,250              12,500              541,576           95,313
Mark Deso                -                -            62,500              12,500              475,713           95,313

(1) Aggregate value realized is calculated based upon the difference between the exercise price of the options and the closing price of the Common Shares on NASDAQ on the date of exercise. Canadian currencies were converted to U.S. funds using the current exchange rate at the time of exercise.

(2) Based on the closing sale price of the Common Shares on December 30, 1996, of $14.625 per share as reported by NASDAQ. A conversion exchange rate of Cdn. $1.37 = U.S. $1.00 was assumed in the calculation as certain of the options are denominated in Canadian dollars.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 1996, the compensation committee of the Corporation consisted of Messrs. Ronald Greene, Martin Fortier and William Price, III, all independent directors. Mr. Fortier resigned from the Board of Directors on August 30, 1996. To the Corporation's knowledge, there are no inter-relationships involving members of the Compensation Committee or other directors of the Corporation requiring disclosure in this section of the Information Circular.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The compensation committee of the Board of Directors (the "Committee") is responsible for making recommendations to the Board of Directors regarding the general compensation policies of the Corporation, the compensation plans and specific compensation levels for officers and certain other managers and administers, along with the specific stock option and stock purchase plan committees, the Corporation's stock option and stock purchase plans for all employees.

        The basic policy adopted by the Board of Directors is to ensure that salary levels and compensation incentives are designed to attract and retain qualified individuals in key positions and are commensurate with the level of executive responsibility, the type and scope of the Corporation's operations, and the Corporation's financial condition and performance. The overall compensation philosophy is (i) that the Corporation pay base salaries which are high enough to attract good people, around the median salaries of comparable companies, (ii) that the main focus of compensation be in long-term incentives,
(iii) that all employees be encouraged to be shareholders, and (iv) that all employees be compensated for team effort rather than individual performance. The components of this philosophy consist of (i) competitive base salaries, (ii) a stock purchase plan for all employees, (iii) stock options for the professionals, (iv) a profit sharing plan or bonus plan for all employees with bonuses ranging from zero to ten percent of base salaries, and (v) a profit sharing or bonus plan for the senior professional group.

        In determining both salary and other compensation, the Committee weighs individual performance, corporate overall performance, the executive's position and responsibility in the organization, the executive's experience and expertise and compensation for comparable positions at comparable companies. In making recommendations, the Committee exercises subjective judgement using no specific weights for these factors and also relies heavily on the recommendation of the Chief Executive Officer with regard to individual performance.

         Stock options are awarded to senior executives and key employees to retain and motivate the grantees and to improve long-term company performance by making executive rewards consistent with that of all shareholders. Options are granted at the prevailing market price and will only have value if the market price of the Common Shares increases. These options are structured to provide incentives for key employees to remain with the Corporation and provide a mechanism for these individuals to benefit from improvements in the performance of the Corporation. Commencing in 1997, the Corporation modified the option program for its key employees to have options vesting each year for the next three to four years. Options granted at the time of employment vest ratably over a period of four years, with additional option grants each year thereafter which vest four years from the date of grant. The initial program which began in August 1995 when the Corporation adopted its current stock option plan (the "Plan") had a similar structure but was designed to vest over a three year period vs. a four year period. To make the transition to a four year program, on February 21, 1997 the Compensation Committee and Board of Directors granted two series of options to its key employees with one series vesting 100% at the end of three years and one series vesting 100% at the end of four years with the intention of making all future option grants to existing employees four year options. All of the options granted under the Plan expire ten years from the date of grant.

        To encourage ownership in the Corporation by all of the employees, the Corporation has a stock purchase plan which allows each employee to contribute up to 10% of their base compensation with the Corporation matching 75% of such contributions. The combined funds are used at the end of each quarter to purchase previously unissued shares at the current market price. The stock purchase plan requires each employee to hold these shares for a minimum of one year before disposition.

        During 1996, the Corporation achieved outstanding financial results as a result of increased production and improved product prices with dramatic improvement in almost all statistical categories. Production, on a BOE basis, increased by 94% and cash flow from operations increased 263% from the prior year. Net income increased over tenfold from $714,000 during 1995 to $8.7 million during 1996 and the proven reserves, on a BOE basis, increased by 91% from 1995 to 1996. Based upon these overall results, in February, 1997, the Compensation Committee awarded a bonus equal to 10% of base compensation to all employees, after certain adjustments for tenure. In addition, the Compensation Committee awarded approximately $230,000 of additional bonuses primarily to the senior management. A total bonus of $35,000 was awarded to the CEO by the Board.

        Consistent with the above policies and objectives, the base annual salary for Mr. Gareth Roberts, President and CEO of the Corporation, was increased in February, 1997 from $175,000 to $200,000. Consistent with the philosophy of the Board of Directors that executive officers have their main focus of compensation in the area of long-term incentives, the Corporation awarded an additional 676,200 stock options in February, 1997 to employees of the Corporation with one-half vesting in three years and one-half vesting in four years. Of those option grants, 40,000 stock options were awarded to Mr. Roberts and a total of 128,000 options were awarded to the Named Executive Officers as a group.

        The foregoing report has been furnished by the following members of the Committee. None of the Committee members are former or current officers of the Corporation or any of its subsidiaries, nor has any member of the Committee had any Compensation Committee Interlocks during the year.

                           The Compensation Committee
                           William Price, III
                           Ronald Greene


TERMINATION OF EMPLOYMENT, CHANGE IN RESPONSIBILITIES AND EMPLOYMENT CONTRACTS

        The Corporation has no Employment Contracts with any employees as at December 31, 1996.

DIRECTORS AND OFFICERS INSURANCE

        During 1996, the Corporation renewed its directors and officers insurance coverage for all of its officers and directors at an annual cost of $167,000. The insurance provides up to $10 million of coverage for the officers and directors with deductibles ranging from zero to $350,000, depending on the type of claim, and $10 million coverage for the Corporation with a 25% co-insurance provision. The Corporation has paid for 100% of the cost of this insurance.

                    BOARD MEETINGS, ATTENDANCE AND COMMITTEES

        The Board of Directors met nine times during the year ended December 31, 1996, including the meetings by way of telephone conference. All incumbent directors, except for Mr. Bonderman, attended at least 75% of the meetings. The Board took all other actions by unanimous written consent during 1996. In addition, all directors attended at least 75% of all meetings of each of the committees on which they served. Mr. Martin Fortier served on the Compensation Committee and Stock Purchase Plan Committee until his resignation on August 30, 1996.

        The Board of Directors has an Audit Committee, a Compensation Committee, a Stock Option Committee and a Stock Purchase Plan Committee. The Audit Committee is comprised of Messrs. Greene, Stanton and Wettstein, with Mr. Wettstein acting as Chairman. The Audit Committee is responsible for reviewing the scope and audit plan of the independent auditors' examinations of the Corporation's financial statements and receiving and reviewing their reports. The Audit Committee reviews fees and non-audit engagements of the independent accountants and each year recommends to the Board their selection of the firm of independent accountants to audit the accounts and records of the Corporation. The Audit Committee also meets with the independent auditor, conducts internal audits and investigations, receives recommendations or suggestions for changes in accounting procedures, and initiates or supervises any special investigations it may choose to undertake. The Audit Committee met three times during 1996.

        The Compensation Committee is comprised of Messrs. Greene and Price, with Mr. Price acting as its Chairman. The Compensation Committee makes recommendations to the Corporation's Board of Directors with respect to the nature and amount of all compensation of the Corporation's officers, reviews the benefit plans of the Corporation, including reports from the Corporation's Stock Option Plan and Stock Purchase Plan Committees and the Corporation's health and other benefit plans, and will at least annually prepare a compensation report in accordance with the rules and regulations promulgated under applicable securities laws. The Compensation Committee met once during 1996.

        The Board also appointed a Stock Option Plan Committee and a Stock Purchase Plan Committee in December, 1995 to administer the two respective benefit plans and to report and coordinate their efforts with the Compensation Committee. The Stock Option Committee and Stock Purchase Plan Committee is comprised of Messrs. Greene and Price, with Mr. Greene acting as its Chairman. These committees met as part of the Compensation Committee during 1996.

                            COMPENSATION OF DIRECTORS

        Information regarding the compensation received, including options, from the Corporation during the fiscal year ended December 31, 1996 by Mr. Roberts, President, Chief Executive Officer and a director of the Corporation, is disclosed under the heading "STATEMENT OF EXECUTIVE COMPENSATION - Summary Compensation Table".

DIRECTORS FEES

        The Corporation reimburses the Directors of the Corporation for out-of-pocket traveling expenses in connection with each board meeting attended. There are no other arrangements in respect of which Directors of the Corporation receive monetary compensation for acting in that capacity.

DIRECTORS OPTIONS

        Two of the directors have been granted options pursuant to the Stock Option Plan. For details regarding the Stock Option Plan see "STATEMENT OF EXECUTIVE COMPENSATION - Stock Options".

        During 1996, Mr. Roberts was granted a total of 25,000 options with an exercise price equal to the then current market price of U.S. $7.00. No other options were issued to directors in 1996.

        The following table shows the aggregate number of options exercised, the value realized upon exercise of the options, the number of unexercised options held at year end and the year end value of the unexercised options for options held by directors of the Corporation other than Mr. Roberts. The options held by Mr. Roberts are disclosed under the heading "STATEMENT OF EXECUTIVE COMPENSATION"

                                AGGREGATED SHARE OPTION EXERCISES IN THE 1996
                                               FISCAL YEAR AND
                            YEAR-END OPTION VALUES FOR OPTIONS HELD BY DIRECTORS

                     COMMON
                     SHARES
                   ACQUIRED ON     AGGREGATE VALUE       NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED IN-THE-
NAME                EXERCISE         REALIZED (1)        OPTIONS AT YEAR-END         MONEY OPTIONS AT YEAR-END(2)
                 ---------------   ----------------   ---------------------------   ------------------------------
                                                       EXERCISABLE  UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
                                                       -----------  -------------     -----------   -------------
Wieland Wettstein    14,925        $    137,130          18,000          Nil        $    166,050         Nil

(1) Aggregate value realized is calculated based upon the difference between the exercise price of the options and the closing price of the Common Shares on NASDAQ on the date of exercise. Currencies were converted using the current exchange rate at the time of exercise.

2) Value is calculated based upon the difference between the exercise price of the options and the closing price of the Common Shares on NASDAQ on December 30, 1995 of $14.625. A conversion exchange rate of Cdn. $1.37 = U.S. $1.00 was assumed in the calculation as these options are denominated in Canadian dollars.

                             SHARE PERFORMANCE GRAPH

        The following graph illustrates changes over the five year period ended December 31, 1996 in cumulative total shareholder return, assuming an initial investment of $100 on December 31, 1991 and reinvestment of dividends as measured against cumulative total return of the TSE 300 Index and the TSE Oil and Gas Index. Since the Corporation has only been traded on NASDAQ since August 25, 1995, the Corporation used the share performance on the TSE for its comparison.


                   CUMULATIVE TOTAL RETURN ON $100 INVESTMENT
                     (DECEMBER 31, 1991 - DECEMBER 31, 1996)


                               [GRAPHIC OMITTED]




                                1991       1992       1993      1994       1995       1996
                            --------   --------   --------  --------   --------   --------
DENBURY                     $    100   $    430   $    527  $    521   $    570   $  1,389
TSE 300                          100         95        123       120        134        169
TSE OIL & GAS INDEX              100        104        138       128        148        202

                          COMPLIANCE WITH SECTION 16(A)

        Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Corporation's executive officers and directors, and persons who own more than ten percent (10%) of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and exchanges on which the securities of the Corporation are listed and posted for trading and to furnish the Corporation with copies. The Corporation first became subject to Section 16(a) on December 21, 1995. Based solely on its review of the copies of such forms received by it, or written representations from such persons, the Corporation is not aware of any person who failed to file any reports required by Section 16(a) to be filed for fiscal 1996 except for a late filing of Form 3 by Mr. David Bonderman after he first became a director on May 15, 1996.

                 INTERESTS OF INSIDERS IN MATERIAL TRANSACTIONS

        Other than as described in the paragraphs that follow, there are no material interests, direct or indirect, of any director, officer or any shareholder of the Corporation who beneficially owns, directly or indirectly, or exercises control or direction over more than 5% of the outstanding Common Shares, or any known family member, associate or affiliate of such persons, in any transaction within the last three years or in any proposed transaction that has materially affected or would materially affect the Corporation, or any of its subsidiaries. The Corporation believes that the terms of the transactions described below were as favorable to the Corporation as terms that reasonably could have been obtained from non-affiliated third parties.

TPG Placement

        In December 1995, the Corporation closed a $40.0 million private placement of securities with partnerships that are affiliated with TPG (the "TPG Placement"). The TPG Placement was comprised of: (i) 4.2 million Common Shares issued at $5.85 per share; (ii) 625,000 warrants at a price of $1.00 per warrant, entitling the holder to purchase 625,000 Common Shares at $7.40 per share; and (iii) 1.5 million shares of $10 stated value Convertible First Preferred Shares, Series A ("Convertible Preferred"). The shareholders of the Corporation at a Special Meeting on October 9, 1996 approved a resolution to amend the terms of the Convertible Preferred which allow the Corporation to require a conversion of the Convertible Preferred at any time. All of the Convertible Preferred shares were converted into 2,816,372 Common Shares on October 30, 1996. The Corporation may also force conversion of the warrants after December 21, 1997, if the price of the Common Shares exceeds $10.00 per share for a period of 40 consecutive trading days. As of December 31, 1996, TPG is the beneficial owner of 8,403,038 Common Shares, which represents 40.6% of the outstanding Common Shares. See "Security Ownership of Certain Beneficial Owners and Management."

        In connection with the TPG Placement, TPG received the right to nominate three of the directors of the Corporation out of a maximum of seven. Of the current nominees for director, Messrs. Bonderman, Price and Stanton were nominated by TPG. See "Management - Executive Officers and Directors." In addition, until December 21, 1997, TPG has certain "piggyback" registration rights which allow TPG to include all or part of the Common Shares acquired by TPG in any registration statement of the Corporation during that period. Commencing December 21, 1997 and until December 21, 2000, TPG may request and receive one demand registration whereby TPG may make a written request to the Corporation for registration under the Securities Act of the Common Shares acquired by TPG. Finally, the agreement provides that TPG shall have the right, but not the obligation, to maintain its pro rata ownership interest (after the assumed exercise of its warrants and Convertible Preferred) in the equity securities of the Corporation, in the event that the Corporation issues any additional equity securities or securities convertible into Common Shares of the Corporation, by purchasing additional shares of the Corporation on the same terms and conditions. This right, however, expires should TPG's share holdings represent less than 20% of the outstanding Common Shares. TPG waived its registration rights and its right to maintain its pro rata ownership with regard to the public offering by the Corporation in October, 1996, but did purchase 800,000 Common Shares included in the offering directly from the Corporation. These shares were sold for 93.5% of the public offering price, or the same net price that the remainder of the shares included in the offering were being sold to the underwriters.

        The Corporation issued 333,333 Common Shares to Tortuga Investment Corp. as a financial advisory fee for its services in connection with the TPG Placement. Tortuga Investment Corp. is a corporation wholly-owned by Mr. Ronald Greene, currently Chairman of the Board of Directors. Mr. Greene was not a director of the Corporation, nor had he held any director or officer position with the Corporation prior to the time of the issuance of such Common Shares.

Modification of Debentures

        In addition to modifying the terms of the Convertible Preferred at the special meeting of the shareholders on October 9, 1996, the shareholders approved the issuance of 7,948 Common Shares in lieu of interest, plus an additional 308,642 Common Shares for the principal amount to redeem the outstanding 9.5% Convertible Debentures (the "Debentures") in accordance with their existing terms. Mr. Ronald G. Greene, Chairman of the Board of Directors, owned 80% of the Debentures which were purchased by him at market value prior to his election to the Board of Directors. These Debentures were redeemed on October 15, 1996. Mr. Greene also purchased Cdn. $1,500,000 of 6 3/4% Convertible Debentures at market value prior to his election to the Board of Directors that were converted into 187,500 Common Shares on July 31, 1996 in accordance with the terms of the 6 3/4% Convertible Debentures.

Purchase of Working Interests

        In May 1996, the Corporation purchased oil and natural gas working interests from four employees for an aggregate consideration of $387,000, which included $158,000 paid to Mr. Matthew Deso, Vice President of Exploration of the Corporation, $133,000 paid to Mr. Mark Worthey, Vice President of Operations of the Corporation and $26,000 paid to the spouse of Mr. Gareth Roberts, President of the Corporation. The purchase prices were determined by the Corporation based on the present value of the estimated future net revenue to be generated from the estimated proved reserves of the properties using a 15% discount rate. The acquisition was for additional working interests in properties in which the Corporation also holds an interest. To the best of the Corporation's knowledge, none of the Corporation's officers or directors have any remaining interests in properties owned by the Corporation.


                  INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

        Management of the Corporation is not aware of any indebtedness outstanding by directors or senior officers of the Corporation to the Corporation or its subsidiaries at any time during the year ended December 31, 1996.

                              CORPORATE GOVERNANCE

        The Toronto Stock Exchange Committee on Corporate Governance in Canada recently issued a series of proposed guidelines for effective corporate governance (the "TSE Report"). The guidelines address matters such as the constitution and independence of corporate boards, the functions to be performed by boards and their committees and the effectiveness and the education of board members. The Toronto Stock Exchange (the "TSE") has adopted as a listing requirement the disclosure by each listed corporation, on an annual basis, of its approach to corporate governance with reference to the guidelines contained in the TSE Report.

        The  following   describes  the  Corporation's   approach  to  corporate
governance in relation to the guidelines contained in the TSE Report.

COMPOSITION OF THE BOARD

        The Board has determined that of its six (6) director nominees, five (5) are unrelated directors as that expression is defined in the TSE Report. The sole related director is the President and CEO. In addition, two (2) of its six
(6) director nominees do not have interests in or relationships with either the Corporation or its largest shareholder, TPG. Although TPG is not considered a significant shareholder as defined by the TSE Report, they are the beneficial owner of 40.6% of the outstanding Common Shares (assuming exercise of the Common Share Purchase Warrants beneficially owned by TPG) and as such is the Corporation's largest single shareholder (see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT"). The Corporation believes that such representation fairly reflects the investment in the Corporation by shareholders. The Chairman of the Board is not a member of management of the Corporation.

COMMITTEES OF THE BOARD

        The Board has appointed four different committees, the Audit Committee, the Compensation Committee, the Stock Option Plan Committee and the Stock Purchase Plan Committee. All of these committees are composed entirely of unrelated directors. For a description of the duties of such committees, see, "BOARD MEETINGS, ATTENDANCE AND COMMITTEES".

MANDATE AND RESPONSIBILITY OF THE BOARD

        Under its statutory mandate, the Board is responsible for management of the business and affairs of the Corporation and in addition has assumed responsibility for certain key matters. In the area of strategic planning, the management of the Corporation provides an operational analysis of the Corporation to the Board on a regular basis. In connection therewith, the board discusses various strategic planning matters and identifies business risks associated with the activities of the Corporation, as it considers appropriate, including an analysis and discussion of whether these systems and techniques proposed by management to manage the risks are adequate.

        In accordance with its legal mandate, the Board takes responsibility for recruiting those members of senior management who become officers of the Corporation. Currently the officers are as described under "EXECUTIVE OFFICERS". Through its Compensation Committee, the Board reviews all appointments to the senior management team. The Compensation Committee also has responsibility for assessing the requirements and performance, on an overview basis, of the President and CEO and the senior management team in order to set salaries and approve bonus awards for performance.

        The Corporation currently communicates with investors and shareholders through various channels. Examples include, annual and quarterly reports, news releases, briefing sessions, analyst meetings and group meetings. During 1996, the Corporation adopted a formal communications and insider trading policy.

        The Board through its Audit Committee assumes responsibility for the integrity of the Corporation's internal control and management information systems. The Audit Committee meets with the external auditors to discuss the results of the annual audit which includes, in accordance with generally accepted auditing standards, a review of the Corporation's financial systems and related internal controls. This committee also discusses with management and with the independent auditors all significant accounting matters. In addition, the Board regularly reviews the Corporation's development programs, budgets, projected cash flows and other financial reports.

        The Corporation allows any member of the Board to engage an outside advisor at the expense of the Corporation in appropriate circumstances.

DECISIONS REQUIRING PRIOR APPROVAL BY THE BOARD

        The Board has delegated to the CEO and senior management the responsibility for day to day management of the business of the Corporation, subject to compliance with the plans approved from time to time by the Board. The Board retains responsibility for significant changes in the Corporation's affairs such as approval of major capital expenditures, debt refinancing arrangements, equity offerings and significant acquisitions and divestitures. As mandated by the Corporation's Articles of Continuance, certain matters of a significant nature require a 2/3rds majority vote of the Board.

RECRUITMENT OF NEW DIRECTORS AND ASSESSMENT OF BOARD PERFORMANCE

        The Board does not formally review individual board members or committee members and their contributions. Although the Corporation does not have a formal process of orientation or education for new members of the board, senior management and the other directors spend a significant amount of time with new directors to help them become acquainted with the Corporation. This includes reviewing financial reports, projections, budgets, geological data and other items.

        As all Board members are significant shareholders or represent significant shareholders of the Corporation, the Corporation does not pay any compensation to its directors, other than to reimburse them for out of pocket expenses that they incur in their duties as a Board member. The Corporation believes that each Board member's Common Share ownership should be sufficient compensation and motivation to perform their duties as a Board member.

SHAREHOLDER FEEDBACK AND CONCERNS

        The Corporation communicates regularly with its shareholders and the President and CEO spends a significant portion of his time in shareholder relations, as do other directors and senior management to a lesser degree. This includes published communications, meetings with investors, analysts, and investment fund managers with respect to financial results and other announcements of the Corporation, as well as meetings with individual investors and shareholders. Any shareholder concerns are reported regularly to the Board.

EXPECTATIONS OF MANAGEMENT

        As part of the Corporation's annual budgeting process, the Board's expectations of management over the next year are approved and specified. The President and CEO and other members of senior management review the Corporation's progress at board and committee meetings, which are normally held every quarter. These reviews report on strategic, operational and financial issues facing the Corporation.

        The Board believes that the board and its committees carry out effective governance of the Corporation's affairs. The Board will continue to review the Corporations governance practices, particularly in relation to the TSE Report and will make changes as required.

                     BUSINESS TO BE CONDUCTED AT THE MEETING

RECEIPT OF THE CONSOLIDATED FINANCIAL STATEMENTS AND AUDITORS' REPORT

        At the Meeting, shareholders will receive and consider the consolidated financial statements of Denbury for the year ended December 31, 1996 and the auditors' report thereon, but no vote by the shareholders with respect thereto is required or proposed to be taken.

ELECTION OF DIRECTORS

        The Articles of Incorporation of Denbury provide that the board of directors shall consist of a minimum of three (3) and a maximum of fifteen (15) directors. Each of the directors are to be elected annually and each shall hold office until the close of the next annual meeting of shareholders or until he ceases to be a director by operation of law or until his resignation becomes effective. There are presently six (6) directors of Denbury, each of whom retire from office at the Meeting. The Corporation currently has a vacancy on its Board of Directors caused by the resignation of Mr. Martin Fortier on August 30, 1996. If replaced, this vacancy will be filled by a non-TPG nominee.

        Unless otherwise directed, it is the intention of management to vote proxies in the accompanying form in favour of the election as directors of the six (6) nominees hereinafter set forth. All six nominees are currently members of the board of directors. If any nominee should become unavailable or unable to serve as a director, the proxy may be voted for a substitute selected by persons named as proxies or the board may be reduced accordingly; however, the board of directors is not aware of any circumstances likely to render any nominee unavailable.

                                 David Bonderman
                                Ronald G. Greene
                              William S. Price, III
                                 Gareth Roberts
                                David M. Stanton
                              Wieland F. Wettstein

        The names, municipalities of residence, ages, offices held, period of time served as director and the principal occupation of each of the persons nominated for election as directors are as follows:


                                                                   OFFICER
                                                                     OR
   NAME AND MUNICIPALITY OF                       OFFICES         DIRECTOR
           RESIDENCE               AGE             HELD             SINCE              PRINCIPAL OCCUPATION
-------------------------------  --------  ---------------------  ---------   ---------------------------------------
Ronald Greene (1)(2)                48     Chairman and             1995      Sole Shareholder, Officer and Director
    Calgary, Alberta                          Director                            of Tortuga Investment Corp.
William Price, III(2)               40     Director                 1995      Managing General Partner of the Texas
    San Francisco, California                                                     Pacific Group
David Stanton(1)                    34     Director                 1995      Managing Director of the Texas Pacific
    San Francisco, California                                                     Group
Wieland Wettstein(1)                47     Director                 1990      Executive Vice-President, Finex
    Calgary, Alberta                                                              Financial Corporation Ltd. (a
                                                                                  merchant banking  company)
Gareth Roberts                      44     President, Chief         1992      President and Chief Executive Officer,
    Dallas, Texas                               Executive Officer                  Denbury Resources Inc.
                                                and Director
David Bonderman                     54     Director                 1996      Managing General Partner of the
     Forth Worth, Texas                                                            Texas Pacific Group

(1)  Member of the Audit Committee.
(2) Member of the Compensation, Stock Option Plan and Stock Purchase Plan Committees.

Directors (other than Gareth Roberts)

Ronald G. Greene - Chairman of the Board, has been a director of the Corporation since 1995. Mr. Greene is the Founder and Chairman of the Board of Renaissance Energy Ltd. and was CEO of Renaissance from its inception in 1974 until May 1990. He is also the sole shareholder, officer and director of Tortuga Investment Corp., a private investment company. Mr. Greene also serves on the board of directors of a private Western Canadian airline.

William S. Price, III has been a director of the Corporation since 1995. Mr. Price is a co-founder and principal of the Texas Pacific Group, a private investment firm that specializes in corporate acquisitions in a wide range of industries. Prior to forming the Texas Pacific Group in 1992, Mr. Price was vice-president of strategic planning and business development for G.E. Capital and from 1985 to 1991, was employed by the management consulting firm of Bain & Company, attaining officer status and acting as co-head of the Financial
Services Practice. Mr. Price also serves on the Board of Directors of Continental Airlines, Inc., Continental Micronesia, Inc., Beringer Wine Estates Company, and Vivra Heart Services.

David M. Stanton has been a director of the Corporation since 1995. Mr. Stanton is a managing director of the Texas Pacific Group, a private investment firm that specializes in corporate acquisitions in a wide range of industries. From

1991 until he joined the Texas Pacific Group in 1994, Mr. Stanton was a venture capitalist with Trinity Ventures where he specialized in information technology, software and telecommunications investments.

Wieland F. Wettstein has been a director of the Corporation since 1990. Mr. Wettstein is the Executive Vice-President and indirectly controls 50% of Finex Financial Corporation Ltd., a merchant banking company in Calgary, Alberta, a position he has held for more than five years. Mr. Wettstein serves on the board of directors of a public oil and natural gas company, BXL Energy Ltd. and on the board of a private technology firm.

David Bonderman became a director of the Corporation in May, 1996. Mr. Bonderman is a co-founder and principal of the Texas Pacific Group, a private investment firm that specializes in corporate acquisitions in a wide range of industries. Prior to forming the Texas Pacific Group in 1992, Mr. Bonderman was the Chief Operating Officer of the Robert M. Bass Group, Inc. (now doing business as Keystone, Inc.), joining them in 1983. Keystone, Inc. is the personal investment vehicle of Fort Worth, Texas-based investor, Robert M. Bass. Mr. Bonderman serves on the boards of Continental Airlines, Inc., National Education Corporation, Carr Realty Corporation, Bell & Howell Company, Ryanair, Limited, Virgin Cinemas, Limited, Ducati Motors S.P.A., and Washington Mutual, Inc.

APPOINTMENT OF AUDITORS

     Unless otherwise directed, it is management's intention to vote the proxies in favour of an ordinary resolution to appoint the firm of Deloitte & Touche, Chartered Accountants, Calgary, Alberta, to serve as auditors of Denbury until the next annual meeting of the shareholders and to authorize the directors to fix their remuneration as such. Deloitte & Touche have been Denbury's auditors since January 1, 1991. A representative of Deloitte & Touche is expected to be present at the Meeting and will be available to answer questions and will be afforded an opportunity to make a statement if desired.

AMENDMENT TO STOCK OPTION PLAN

     At a Special Meeting of Shareholders held on December 21, 1995, the shareholders of the Corporation ratified, approved and confirmed a Stock Option Plan made effective August 9, 1995 (the "Plan"), pursuant to which a maximum of 1,050,000 Common Shares were reserved for issuance. The Board of Directors of the Corporation has amended the Plan to increase the number of options reserved for future issuance under the Plan to 2,000,000, subject to shareholder and regulatory approval. Since August 9, 1995, the following activity in the Plan has taken place:


                                                                  Stock Options
                                       Actual Stock Options       Available for            Reserved for
                                            Outstanding           Future Grants              Issuance
                                       ---------------------   -------------------   --------------------
Balance August 9, 1995                            614,425               435,575              1,050,000
       Granted                                  1,339,825            (1,339,825)                     -
       Exercised                                 (243,525)                    -               (243,525)
       Cancelled                                  (16,750)               16,750                      -
       Authorized increases                             -             1,193,525              1,193,525
                                       ---------------------   -------------------   --------------------
Balance March 15, 1997                          1,693,975               306,025              2,000,000
                                       =====================   ===================   ====================
Percent of Common Shares
       outstanding March 15, 1997                     8.4%                  1.5%                   9.9%
                                       =====================   ===================   ====================

       The Board of Directors authorized a 200,000 share increase on May 16, 1996, a 50,000 share increase on December 10, 1996 and a 943,525 share increase on February 21, 1997, all of which are subject to shareholder and regulatory approval, bringing the total board authorized increases to 1,193,525 since the last Annual Meeting. If this increase is approved, the Stock Options available for future grants under the Plan will be 306,025 Common Shares, and the maximum number of Common Shares reserved for future issuance under the Plan will be 2,000,000 Common Shares, or approximately 1.5% and 10%, respectively, of the issued and outstanding Common Shares as at March 15, 1997. The Board of Directors approved this increase to ensure that there will be sufficient Stock Options available for the previously granted options which are subject to shareholder and regulatory approval, and for additional option grants which may be approved in fiscal 1997. Pursuant to the regulations of The Toronto Stock Exchange, this increase in the Common Shares reserved for issuance under the Plan must be approved by the Shareholders. Accordingly, at the Meeting the following Ordinary Resolution to approve the amendment to the Denbury Stock Option Plan will be presented:

          BE IT RESOLVED, as an Ordinary Resolution of the shareholders of the Corporation, that the Common Share Maximum under the Stock Option Plan of the Corporation, as amended, be increased by 1,193,525 Common Shares and that the same is hereby ratified, approved and authorized.

       The foregoing resolution must be approved by a simple majority of votes cast by Shareholders who vote in person or by proxy at the Meeting in respect of the above resolution.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE ORDINARY RESOLUTION AMENDING THE STOCK OPTION PLAN.


              INTEREST OF CERTAIN PERSONS AND COMPANIES IN MATTERS
                                TO BE ACTED UPON

       Management of the Corporation is not aware of any material interest of any director, nominee for director, senior officer or anyone who has held office as such since the beginning of the Corporation's last financial year or of any associate or affiliate of any of the foregoing persons in any matter to be acted on at the Meeting except as disclosed herein.

                              SHAREHOLDER PROPOSALS

       Any proposals from shareholders to be presented for consideration for inclusion in the proxy material in connection with the 1998 annual meeting of shareholders of the Corporation must be submitted in accordance with the rules of the SEC and received by the Secretary of the Corporation at the Corporation's principal executive offices at 17304 Preston Rd, Suite 200, Dallas, Texas 75252, no later than the close of business on February 1, 1998.

                                  OTHER MATTERS

       Management knows of no amendment, variation or other matters to come before the Meeting other than the matters referred to in the Notice of Annual and Special Meeting. However, if any other matter properly comes before the Meeting, the accompanying proxy will be voted on such matter in accordance with the best judgment of the person or persons voting the proxy.

       All information contained in this Information Circular relating to the occupations, affiliations and securities holdings of directors and officers of the Corporation and their relationship and transactions with the Corporation is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than 5% of the Denbury Common Shares is based upon information contained in reports filed by such owner with the SEC.

       THE CORPORATION HAS PROVIDED TO EACH PERSON WHOSE PROXY IS SOLICITED HEREBY A COPY OF THE CORPORATION'S 1996 ANNUAL REPORT AND A COPY OF ITS ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) TO THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1996.

                           APPROVAL AND CERTIFICATION

       The contents and sending of this Information Circular has been approved by the directors of Denbury.

       The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.


       DATED at Calgary, Alberta as of the 7th day of April, 1997.


                             DENBURY RESOURCES INC.


           /s/ Gareth Roberts                            /s/ Phil Rykhoek
           -------------------                           -----------------
             Gareth Roberts                                 Phil Rykhoek
              President and                              Corporate Secretary and
         Chief Executive Officer                         Chief Financial Officer

                             DENBURY RESOURCES INC.
                        Suite 2550, 140 - 4th Avenue S.W.
                            Calgary, Alberta T2P 3N3

                               INSTRUMENT OF PROXY
                   ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

       The undersigned shareholder of Denbury Resources Inc. ("Denbury" or the "Corporation") hereby appoints Ronald G. Greene, Chairman of the Board of Denbury, of the City of Calgary, in the Province of Alberta, or failing him, Phil Rykhoek, Chief Financial Officer and Secretary of Denbury, of the City of Dallas, in the State of Texas, or instead of either of the foregoing, _________ ___________________, as proxyholder of the undersigned, with full power of substitution, to attend, act and vote for and on behalf of the undersigned at the Annual and Special Meeting of shareholders of Denbury (the "Meeting"), to be held on Wednesday, May 21, 1997, at 10:00 a.m. (Calgary time) and at any adjournment or adjournments thereof, and on every ballot that may take place in consequence thereof, to the same extent and with the same powers as if the undersigned were personally present at the Meeting with authority to vote at the said proxyholder's discretion, except as otherwise specified below. All of the matters to be acted upon at the Meeting were prepared by management of the Corporation.

       Without limiting the general powers hereby conferred, the undersigned hereby directs the said proxyholder to vote the shares represented by this Instrument of Proxy in the following manner:

1. FOR [ ] OR WITHHOLD FROM VOTING FOR [ ] the election of Ronald G. Greene, David Bonderman, William S. Price, III, Gareth Roberts, David
         M. Stanton and Wieland F. Wettstein as directors as specified in the Information Circular - Proxy Statement of Denbury Dated April 1, 1997 (the "Information Circular"). If you desire to withhold authority to vote for any individual nominee, please write that nominee's name on the space provided below:

         -----------------------------------------------------------------------


2. FOR [ ] OR WITHHOLD FROM VOTING FOR [ ] the appointment of Deloitte & Touche, Chartered Accountants, as auditors of Denbury for the ensuing year and the authorization of the directors to fix their remuneration as such;

3. FOR [ ] OR AGAINST [ ] the Ordinary Resolution, in the form of the ordinary resolution set out in the accompanying Information Circular, to approve an increase in the number of Common Shares reserved for issuance under the Corporation's Stock Option Plan, as amended; and

4. At the discretion of the said proxyholder, upon any amendment or variation of the above matters or any other matter that may be properly brought before the Meeting or any adjournment thereof in such manner as such proxy, in such proxy's sole judgement, may determine.

         THIS INSTRUMENT OF PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF DENBURY. THE SHARES REPRESENTED BY THIS INSTRUMENT OF PROXY WILL, WHERE THE SHAREHOLDER HAS SPECIFIED A CHOICE WITH RESPECT TO THE ABOVE MATTERS, BE VOTED AS DIRECTED ABOVE, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF THE SIX DIRECTOR NOMINEES AND IN FAVOUR OF THE OTHER ABOVE MATTERS.

         EACH SHAREHOLDER HAS THE RIGHT TO APPOINT A PROXYHOLDER, OTHER THAN THE PERSONS DESIGNATED ABOVE, WHO NEED NOT BE A SHAREHOLDER, TO ATTEND AND TO ACT FOR HIM AND ON HIS BEHALF AT THE MEETING. TO EXERCISE SUCH RIGHT, THE NAMES OF THE NOMINEES OF MANAGEMENT SHOULD BE CROSSED OUT AND THE NAME OF THE SHAREHOLDER'S APPOINTEE SHOULD BE LEGIBLY PRINTED IN THE BLANK SPACE PROVIDED.

         The undersigned hereby revokes any proxies heretofore given with respect to the undersigned's Denbury Common Shares with respect to the said Meeting.

Dated this _____day of__________________, 1997.
                                                 -------------------------------
                                                      Shareholder's Signature

                                              ----------------------------------
                                              Name of Shareholder (Please Print)

                              (See over for notes)

                                     NOTES:

1. If the shareholder is a corporation, its corporate seal must be affixed or it must be signed by an officer or attorney thereof duly authorized.

2. This Instrument of Proxy must be dated and the signature hereon should be exactly the same as the name in which the shares are registered. If the Instrument of Proxy is undated, it shall be deemed to bear the date on which it is mailed by the person making the solicitation.

3. Persons signing as executors, administrators, trustees, etc. should so indicate and give their full title as such.

4. This Instrument of Proxy will not be valid and not be acted upon or voted unless it is completed as outlined herein and delivered to the attention of Denbury's Secretary, c/o The R-M Trust Company, Corporate Trust Department, 600 Dome Tower, 333 - 7th Avenue S.W., Calgary, Alberta, T2P 2Z1, Attention: Norma Blasetti or faxed to the attention of Norma Blasetti at (403)264-2100, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time set for the holding of the Meeting or any adjournment thereof. A proxy is valid only at the meeting in respect of which it is given or any adjournment(s) of that meeting.